SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 8, 2007

MINISTRY PARTNERS INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

California	333-04028LA	33-0489154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 West Imperial Highway, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the

            Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the

            Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement.

On October 8, 2007, Ministry Partners Investment Corporation (the "Company") entered into two note and security agreements with Members United Corporate Federal Credit Union, a federally charted credit union located in Warrenville, Illinois, which provides financial services to member credit unions.  One note and security agreement is for a secured $10 million revolving line of credit (the "$10 Million Credit Facility") and the other is for a secured $50 million non-revolving line of credit (the "$50 Million Credit Facility").  Both credit facilities are secured by certain of the Company's mortgage loans.  The Company intends to use the $10 Million Credit Facility for short-term liquidity purposes and the $50 million Credit Facility for mortgage loan investments.  The Company may use proceeds from either loan to service its Investor Notes or other debt.

Funds drawn on the $10 Million Credit Facility constitute a demand loan payable no later than one year from the date of funding and bear interest payable monthly at the floating rate the Lender from time to time sets for its members.  This credit facility expires on September 1, 2008.  For this credit facility, the Company paid a Line of Credit Fee of $5,000 and initially pledged $5,000,000 of its mortgage loans as collateral.

The Company may draw funds on the $50 Million Credit Facility at any time and from time to time during the draw period.  This credit facility is payable interest-only monthly at the rate of the Fed Funds Open Rate plus 75 basis points during its draw period.  This loan is payable interest-only during the draw period.  After it is fully drawn, it is payable over a five-year period by monthly payments based on a 30-year amortization at variable interest set by the Lender.

The credit facility expires September 1, 2011.  For this credit facility, the Company paid a Line of Credit Fee of $500,000 and initially pledged $5,000,000 of its mortgage loans as collateral.

Both credit facilities are recourse obligations secured by designated mortgage loans of the Company.  The Company may draw a principal amount of a maximum margin of 90% of the collateral value.  That is, the Company must maintain collateral with an unpaid principal balance equal to approximately 1.11 times the unpaid balance of each credit facility.  The Company has the right to substitute or replace one or more of the mortgage loans serving as collateral.

Both credit facilities contain a number of borrower covenants, including affirmative covenants to maintain the collateral free of liens and encumbrances, to timely pay the credit facilities and its other debt, and to provide the Lender with current financial statements and reports.

The Company's obligations to repay the outstanding balance under each of these credit facilities may be accelerated upon the occurrence of an "Event of Default" as defined under the Credit Agreement.  Such Events of Default include, among others, failure to timely pay either loan and the Company's breach of any of its covenants.

The foregoing description of these credit facilities is subject to, and qualified in its entirety by reference to, the full text of the respective Committed Line of Credit Facility Note and Security Agreement, and the CUSO Line of Credit Facility Note and Security Agreement, each of which are attached as Exhibits 4.7 and 4.8, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Termination of ECCU Credit Facility

On October 10, 2007, the Company and Evangelical Christian Credit Union mutually agreed to terminate the ECCU Credit Facility.

The information set forth under "Item 1.01. Entry into a Material Definitive Agreement" of this Report is hereby incorporated by reference in this Item 2.03.

Exhibit Index

Exhibit 4.7         $10 Million Committed Line of Credit Facility and Security Agreement dated

                        October 8, 2007

Exhibit 4.8         $50 Million CUSO Line of Credit Facility and Security Agreement dated

                        October 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINISTRY PARTNERS INVESTMENT

CORPORATION

/s/ Billy M. Dodson                                                                                            October 15, 2007

Billy M. Dodson

President